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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-59150 of Cox Communications, Inc. (the "Company") on Form S-3 of our report dated March 14, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 133), appearing in the Company's amended Annual Report on Form 10-K/A, for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 11, 2002